Exhibit 99.1

Advanced Cell Technology Appoints LeRoux Jooste as SVP of Business Development & Chief Commercial Officer

Industry Veteran to Lead Business Development and Commercialization

MARLBOROUGH, Mass. — October 20, 2014 – Advanced Cell Technology, Inc. (“ACT”; OTCBB: ACTC), a leader in the field of regenerative medicine, today announced the appointment of LeRoux Jooste to the newly created position of Senior Vice President of Business Development and Chief Commercial Officer. LeRoux has a global track record of building commercial capability and proven success in launching blockbuster products in the USA and Europe. LeRoux joins ACT from Antares Pharma Inc. (NASDAQ: ATRS), where he served as Senior Vice President and General Manager, Pharmaceuticals since May 2012.

“I have previously worked successfully with LeRoux and am very pleased to attract a seasoned commercial leader with so much experience and leadership in business development, new product planning and commercializing innovative, breakthrough products,” said Dr. Paul Wotton, President and CEO of ACT. “LeRoux's appointment completes our senior management team and brings the ‘voice of the customer’ into our product development process. LeRoux has tremendous experience leading commercialization and partnering activities and is joining our company at the right time. We are about to initiate our phase 2 clinical studies with the RPE program and many of our pre-clinical programs have shown promising proof-of-concept data. As we continue to focus on regenerative ophthalmology, our non-ophthalmic programs enable us to seek collaborations with external groups that have the resources necessary to bring the results of our ground-breaking technologies to patients in need.”

Prior to joining Antares, LeRoux was Vice President Commercial Assessment and Product Planning at Cephalon. Earlier in his career he held senior level positions at Nabi Biopharmaceuticals, Aton Pharma, Wyeth and Eli Lilly. LeRoux graduated from Pharmacy School in Pretoria, South Africa and received his Bachelor of Commerce from the University of South Africa.

“I am delighted to join the ACT senior management team at this pivotal time in its evolution into a product development and commercially oriented company. With the positive results of the RPE program now published in The Lancet, it is the right time to begin charting the course toward commercial success,” commented Jooste. “We have options to consider when commercializing our lead programs, including partnering, and there are critical decisions over the next 12 – 18 months that could have a dramatic impact on shareholder value. I believe ACT is the leading regenerative ophthalmology company and we are committed to bringing novel, cell-based therapies to patients in need. I am privileged to be part of this amazing endeavor.”

About Advanced Cell Technology, Inc.

Advanced Cell Technology, Inc., (ACT) is a Marlborough, Mass.-based biotechnology company focused on the development and commercialization of novel cell-based therapies. ACT’s therapeutic area of focus is ophthalmology and the Company’s most advanced products are in clinical trials for the treatment of dry age-related macular degeneration, Stargardt’s macular degeneration and myopic macular degeneration. The Company is also developing several pre-clinical cell therapies for the treatment of other ocular disorders. Additionally, the Company also has a number of pre-clinical stage assets in disease areas outside the field of ophthalmology, including autoimmune, inflammatory and wound healing-related disorders. For more information, visit www.advancedcell.com

Forward-Looking Statements

Statements in this news release regarding future clinical studies, potential fundraising opportunities and sources, potential business development strategies, future financial and operating results, future growth in research and development programs, potential applications of our technology, opportunities for the Company and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: limited operating history, need for future capital, uncertainty of future clinical trial results, risks inherent in the development and commercialization of potential products, protection of our intellectual property, and economic conditions generally. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in the Company’s periodic reports, including our report on Form 10-K for the year ended December 31, 2013 and our report on Form 10-Q for the three and six months ended June 30, 2014. Forward-looking statements are based on the beliefs, opinions, and expectations of the Company’s management at the time they are made, and the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change. Forward-looking statements are based on the beliefs, opinions, and expectations of the Company’s management at the time they are made, and the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change. There can be no assurance that the Company’s clinical trials or other development programs will be successful.

Contact:

Investors:

Westwicke Partners, John Woolford, 443-213-0506

Press:

Russo Partners, David Schull, 858-717-2310